UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2016

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, the Board of Directors (the “Board”) of TSR, Inc. (“TSR”) approved the expansion of the size of the Board from five members to six members, and approved the appointment of Brian J. Mangan as a Class III member of the Board to fill the vacancy created as a result of the expansion, for a term to expire upon the expiration of the term of Class III directors in 2016 or until his successor is elected and qualifies. Mr. Mangan was also appointed by the Board to each of the Nominating, Audit and Compensation Committees of the Board. The Nominating Committee of the Board recommended the expansion of the Board and Mr. Mangan’s appointment as a Class III member of the Board.

Brian J. Mangan is a former senior finance executive for the Disney/ABC Television Group. He retired from this position in 2013.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release dated January 28, 2016 entitled “TSR, Inc. Adds Brian J. Mangan to its Board of Directors.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

Date: January 28, 2016	By:	/s/ John G. Sharkey
John G. Sharkey Vice President-Finance, Controller and Secretary

3